CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Sonant Communications Corporation

We hereby consent to the incorporation by reference to the Registration Statement on Form S-1 of Sonant Communications Corporation of our report on the financial statements of Sonant Communications Corporation for the period May 13, 2015 (inception) through June 30, 2015. We also consent to the reference to our Firm under the caption “Experts” in such S-1.

 /s/AJSH & Co.

AJSH & Co.

New Delhi, India

August 03, 2015